EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Concurrent Computer Corporation Announces
First Quarter of Fiscal Year 2009 Financial Results

Sequential Revenue Growth and Operating Income Improvement

ATLANTA, Georgia, October 24, 2008 – Concurrent (Nasdaq: CCUR), today announced its results for the first quarter of the fiscal year that ends June 30, 2009.

In the first quarter of fiscal 2009, Company-wide revenue totaled $18.3 million compared to $17.6 million in the fourth quarter of fiscal 2008, an increase of 4%, and compared to $16.3 million in the first quarter of fiscal 2008, an increase of 13%.  Consolidated gross margins for the first quarter of fiscal 2009 were 56% compared to 54% in the fourth quarter of fiscal 2008 and 53% in the first quarter of fiscal 2008.

The Company generated operating income of $552,000 for the first quarter of fiscal 2009 compared to an operating loss of $1.3 million in the fourth quarter of fiscal 2008 and an operating loss of $1.8 million in the first quarter of fiscal 2008.  The Company generated net income of $93,000 for the first quarter of fiscal 2009 compared to a net loss of $1.0 million for the fourth quarter of fiscal 2008 and net income of $1.7 million for the first quarter of fiscal 2008.  The net income for the first quarter of fiscal 2008 included net recoveries for the Vicor and C-COR settlements totaling $3.3 million.  On a fully diluted share basis, the Company posted net income per share of $0.01 for the first quarter of fiscal 2009 compared to a net loss per share of $0.12 in the fourth quarter of fiscal 2008 and net income per share of $0.21 in the first quarter of fiscal 2008.

“The combination of revenue growth, gross margin improvements and lower operational expenses resulted in improved operating profit,” said Dan Mondor, Concurrent president and chief executive officer.  He added, “We had a good first quarter given the challenges of the current business environment.”

Concurrent Computer Corporation Announces Fourth Quarter and Fiscal Year 2008 Financial Results
24 October 2008

Concurrent Computer Corporation will hold a conference call to discuss these results on Friday, October 24, 2008 at 10:00 a.m. E.D.T., which will be broadcast live over the Internet on the Company’s web page at www.ccur.com, Investor Relations page.

About Concurrent
Concurrent (Nasdaq: CCUR) is a leading provider of real-time Linux-based computing technologies for commercial and government markets.  Industries served include cable and telecommunications providers, defense and aerospace contractors, automotive manufacturers and financial institutions.  For over 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television.  Concurrent's on-demand products are utilized by major service providers in the cable and IPTV industries to deliver, monitor and measure video-on-demand (VOD) and other interactive television applications, and support over 32 million digital subscribers worldwide. Concurrent is a global company with regional offices in North America, Europe and Asia, and has products actively deployed worldwide.  Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable.  For more information, please visit www.ccur.com

For more information, contact:

Concurrent Media Relations
Rebecca Biggs
Cohn and Wolfe
404.242.8763
rebecca.biggs@cohnwolfe.com

Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  Examples of forward looking statements in this press release include, without limitation, our expectation with regard to delivering profitable revenue growth.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Concurrent Computer Corporation Announces Fourth Quarter and Fiscal Year 2008 Financial Results
24 October 2008

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied;  delays or cancellations of customer orders; changes in product demand; economic conditions; our ability to satisfy the financial covenants in the credit agreement; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of on-demand products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base and in light of the current negative macro-economic environment; privacy issues regarding data collection; and the success of our relationship with Alcatel-Lucent.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission (the SEC) on August 27, 2008, and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation Announces Fourth Quarter and Fiscal Year 2008 Financial Results
24 October 2008

Concurrent Computer Corporation, its logo and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.

# # #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA  30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199.  Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30,	June 30,
	2008	2008

Revenues:
Product	$12,049	$11,146
Service	6,286	6,463
Total revenues	18,335	17,609

Cost of sales:
Product	5,635	5,561
Service	2,418	2,562
Total cost of sales	8,053	8,123

Gross margin	10,282	9,486

Operating expenses:
Sales and marketing	3,568	4,256
Research and development	3,839	4,179
General and administrative	2,323	2,350
Total operating expenses	9,730	10,785

Operating income (loss)	552	(1,299)

Other income (expense) - net	(209)	140
Income (loss) before income taxes	343	(1,159)

Provision (benefit) for income taxes	250	(148)

Net income (loss)	$93	$(1,011)

Basic net income (loss) per share	$0.01	$(0.12)

Diluted net income (loss) per share	$0.01	$(0.12)

Basic weighted average shares outstanding	8,292	8,306

Diluted weighted average shares outstanding	8,308	8,306

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2008	2007

Revenues:
Product	$12,049	$9,768
Service	6,286	6,487
Total revenues	18,335	16,255

Cost of sales:
Product	5,635	5,053
Service	2,418	2,647
Total cost of sales	8,053	7,700

Gross margin	10,282	8,555

Operating expenses:
Sales and marketing	3,568	3,793
Research and development	3,839	4,212
General and administrative	2,323	2,347
Total operating expenses	9,730	10,352

Operating income (loss)	552	(1,797)

Other income (expense) - net	(209)	3,595
Income before income taxes	343	1,798

Provision for income taxes	250	54

Net income	$93	$1,744

Basic net income per share	$0.01	$0.21

Diluted net income per share	$0.01	$0.21

Basic weighted average shares outstanding	8,292	8,293

Diluted weighted average shares outstanding	8,308	8,311

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	June 30,
	2008	2008
	(unaudited)

ASSETS
Cash and cash equivalents	$23,856	$27,359
Trade accounts receivable, net	17,511	14,422
Inventories	3,372	5,094
Prepaid expenses and other current assets	1,773	1,360
Total current assets	46,512	48,235

Property, plant and equipment, net	3,973	3,867
Intangible assets, net	6,339	6,611
Goodwill	15,990	15,990
Other long-term assets	737	836
Total assets	$73,551	$75,539

LIABILITIES
Accounts payable and accrued expenses	$10,332	$13,984
Revolving bank line of credit	949	-
Deferred revenue	10,419	8,570
Total current liabilities	21,700	22,554

Long-term deferred revenue	1,005	962
Revolving bank line of credit - non-current	-	949
Other long-term liabilities	3,413	3,646
Total liabilities	26,118	28,111

STOCKHOLDERS' EQUITY
Common stock	83	83
Additional paid-in capital	204,656	204,574
Accumulated deficit	(157,689)	(157,782)
Treasury stock, at cost	(252)	-
Accumulated other comprehensive income	635	553
Total stockholders' equity	47,433	47,428
Total liabilities and stockholders' equity	$73,551	$75,539